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                                                                    Exhibit 23.1

  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 23, 2004, except for Note 14, as to which the date is March 30, 2004, on the Santarus, Inc. financial statements, in the Amendment No. 2 to Registration Statement
(Form S-1 No. 333-116832) and related Prospectus of Santarus, Inc. expected to be filed on or about July 21, 2004.

                                        /s/ Ernst & Young LLP

San Diego, California
July 20, 2004